                                                Filed Pursuant to Rule 424(b)(3)
                                                           File Number 333-72225



                           PROSPECTUS SUPPLEMENT NO. 1
                     (To Prospectus Dated February 26, 1999)

                                  AVIGEN, INC.


                                1,725,708 SHARES

                                  COMMON STOCK

     Stated in the Prospectus, dated Feburary 26, 1999, with respect to the offer and sale of 1,725,708 shares of common stock of Avigen, Inc., under the caption "Selling Stockholders," is that Paluel Marmont Banque is selling 131,868 shares of Avigen's common stock. Paluel Marmont Banque, however, was the record holder acting as nominee for Tocqueville Finance S.A., the actual selling stockholder of these shares. As a result of the above, the disclosure regarding beneficial ownership of these shares in the table of selling stockholders under the caption "Selling Stockholders" in the Prospectus is amended as below. All other aspects of this table, including with respect to the other selling stockholders listed in the table, remain the same.

                   SHARES BENEFICIALLY OWNED PRIOR TO OFFERING

                                                                    SHARES BEING
    SELLING STOCKHOLDER            NUMBER          PERCENT             OFFERED
Tocqueville Finance S.A. (1)       131,868          1.29%              131,868

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 31, 2000.